UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): April 3, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation or organization
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 2.01 Completion of Acquisition of Disposition of Assets
On April 3, 2006, Electric City Corp. (“Electric City” or the “Company”) completed a Stock Purchase Agreement with Eugene Borucki and Denis Enberg (the “Purchasers”) in which it agreed to sell effective as of March 31, 2006, all of the outstanding common stock of Great Lakes Controlled Energy Corporation (“Great Lakes”) to the Purchasers for 212,904 shares of Electric City common stock (the “Transaction”). Closing also occurred on April 3, 2006 effective as of midnight on March 31, 2006. The Agreement also provides that in the event that Great Lakes’ Adjusted Net Book Value (defined below), is less than $20,000, then Electric City will make a cash payment to the Purchasers in the amount equal to the difference between the Adjusted Net Book Value and $20,000, and in the event that Great Lakes’ Adjusted Net Book Value exceeds $20,000, then the Purchasers will make a cash payment to Electric City in the amount equal to the amount by which the Adjusted Net Book Value exceeds $20,000. Adjusted Net Book Value is defined as net assets (excluding goodwill) less net liabilities (excluding inter-company debt), as such items are shown on the final closing date balance sheet, which will be prepared and agreed upon within approximately 60 days.
In connection with the transaction, Messrs. Borucki and Enberg both signed Non-competition, Non-disclosure and Non-solicitation agreements in which they agreed not to compete with Electric City’s ballasted lighting power reduction business, not to disclose confidential information regarding Electric City and not to solicit Electric City’s employees to work for Great Lakes.
Mr. Borucki was the President of Great Lakes, Mr. Enberg was Electric City’s Executive Vice President of Engineering and both were the former owners of Great Lakes prior to its acquisition by Electric City in June 2001.
The 212,904 shares of Electric City common stock have been retired and become authorized but un-issued shares. For accounting purposes, the Company has valued these shares at $0.91 each, which is the average closing market price of the common stock for the five days prior to entering into the letter of intent to sell Great Lakes. The Company believes that any gain or loss that it may incur as a result of the Transaction will be insignificant.
The description of the Stock Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement and the Non-Competition, Non-Disclosure and Non-Solicitation Agreements which are attached to this report as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (a) Not Applicable

     (b) Pro forma financial information
     The following unaudited pro forma consolidated financial statements reflect the sale of all of the capital stock of Great Lakes Controlled Energy Corporation (“Great Lakes”), giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma consolidated financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Electric City Corp., which are included in Electric City’s Annual Report on Form 10-K for the year ended December 31, 2005.
     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the sale been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Electric City.
     The unaudited pro forma consolidated statements of operations give effect to the Transaction as if it had occurred at the beginning of the period presented. The unaudited pro forma consolidated balance sheet gives effect to the Transaction as if it occurred on December 31, 2005.

ELECTRIC CITY CORP.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2005

		Pro-forma
	Historical	Adjustment(1)		Pro-forma

Assets

Current Assets
Cash and cash equivalents	$4,229,150	$(25,697)		$4,203,453
Accounts receivable, net	1,747,019	(406,991	)(2)	1,340,028
Inventories	1,457,789	(10,000)		1,447,789
Advances to suppliers	324,677	—		324,677
Costs and estimated earnings in excess of billings on uncompleted contracts	28,462	—		28,462
Prepaid expenses and other	207,480	(9,590)		197,890

Total Current Assets	7,994,577	(452,278)		7,542,299

Net Property and Equipment	2,514,196	(16,028)		2,498,168

Deferred Financing Costs, net of amortization	299,964	—		299,964

Intangibles, net of amortization	1,960,835	—		1,960,835

Cost in Excess of Assets Acquired	4,329,402	(173,743)		4,155,659

	$17,098,974	$(642,049)		$16,456,925

ELECTRIC CITY CORP.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2005

		Pro-Forma
	Historical	Adjustment (1)	Pro-Forma

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit	$2,000,000	$—	$2,000,000
Notes payable	150,000	—	150,000
Current maturities of long-term debt	651,313	(2,160)	649,153
Accounts payable	913,369	(73,825)	839,544
Accrued expenses	1,228,765	(81,167)	1,147,598
Deferred revenue	984,728	(241,154)	743,574
Customer deposits	1,419,919	(50,000)	1,369,919

Total Current Liabilities	7,348,094	(448,306)	6,899,788

Deferred Revenue	1,044,524	—	1,044,524

Long-Term Debt, less current maturities	4,328,719	—	4,328,719

Total Liabilities	12,721,337	(448,306)	12,273,031

Stockholders’ Equity
Preferred stock:
Series E	2,363	—	2,363
Common stock	5,081	(21) (3)	5,060
Additional paid-in capital	64,768,814	—	64,768,814
Accumulated deficit	(60,398,621)	(193,722)	(60,592,343)

Total Stockholders’ Equity	4,377,637	(193,743)	4,183,894

	$17,098,974	$(642,049)	$16,456,925

ELECTRIC CITY CORP.
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2005

		Pro-Forma
	Historical	Adjustment(4)	Pro-Forma

Revenue	$4,854,772	$(1,161,356)	$3,693,416

Expenses
Cost of sales	4,489,227	(797,387)	3,691,840
Selling, general and administrative	6,450,836	(372,738)	6,078,098
Impairment Loss	242,830	(242,830)	—

	11,182,893	(1,412,955)	9,769,938

Operating loss	(6,328,121)	251,599	(6,076,522)

Other Income (Expense)
Interest income	58,737	—	58,737
Interest expense	(603,354)	364	(602,990)

Total other income (expense)	(544,617)	364	(544,253)

Net Loss	(6,872,738)	251,963	(6,620,775)

Preferred Stock Dividends	(1,851,345)	—	(1,851,345)

Net Loss Available to Common Shareholders	$(8,724,083)	$251,963	$(8,472,120)

Basic and Diluted Loss Per Common Share	$(0.18)	$0.00	$(0.18)

Weighted Average Common Shares Outstanding	47,859,964	(212,904) (3)	47,647,060

ELECTRIC CITY CORP.
Notes to the Unaudited Pro Forma Financial Statements
1.	Eliminates certain assets and liabilities sold or transferred as part of the Transaction as if the Transaction had occurred on the balance sheet date.
2.	The Adjusted Net Book Value adjustment to the purchase price based on the December 31, 2005 balance sheet would result in an amount due to Electric City of $32,464. This amount has been included in the pro-forma accounts receivable.
3.	Represents shares of Electric City common stock received from the Purchasers of Great Lakes as consideration for the sale and subsequently retired.
4.	Eliminates the results of operation of Great Lakes for the period as if the Transaction had been completed at the beginning of the period presented.
     (c)   Not Applicable
     (d)   Exhibits
10.1	Stock Purchase Agreement dated as of April 3, 2006

10.2	Non-Competition, Non-Disclosure And Non-Solicitation Agreement Dated as of March 31, 2006 between Electric City Corp. and Eugene Borucki

10.3	Non-Competition, Non-Disclosure And Non-Solicitation Agreement Dated as of March 31, 2006 between Electric City Corp. and Denis Enberg
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRIC CITY CORP.:
Dated: April 7, 2006	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer